Exhibit (c)(4)

Ribapharm's Path to Value Creation Post Buy-Back Presentation to the Board of Directors October 9, 2002 CONFIDENTIAL This report is solely for the use of client personnel. No part of it may be circulated, quoted, or reproduced for distribution outside the client organization without prior written approval from McKinsey & Company. This material was used by McKinsey & Company during an oral presentation; it is not a complete record of the discussion. DRAFT

ICN WILL COMPRISE 2 BUSINESSES WITH ATTRACTIVE VALUE-CREATION POTENTIAL High-level strategy Independently manage Ribapharm post buy-back to build an attractive biopharma platform for discovery/development of high-value products Ribapharm Manage a set of attractive regionally-based businesses Leverage a combination of marketing and sales capabilities with strong expertise in local markets Build reformulation/pipeline Develop TA focus in select regions and exploit linkages across geographies Specialty pharmaceutical business ICN

RIBAPHARM REPRESENTS AN EMERGING BIOTECH PLATFORM WITH POTENTIAL OPTION VALUE Ribavirin Expected steady growth in revenues until 2004 in a growing anti-HCV market Competition from Roche and Generics poses a threat to the Ribavirin franchise but leaves Ribapharm with sizable revenues in the most likely scenario Clinical pipeline Viramidine Pro-drug of Ribavirin Profile likely to be safer than Ribavirin and likely to be more effective Anticipated launch in 2007 Hepavir B Pro-drug of PMEA Potentially much safer than Adefovir Dipivoxil due to direct liver targeting Discovery engine Tightly integrated and efficient drug discovery platform with a strong team of scientist Solid expertise in liver disease and nucleoside chemistry

AS PART OF ICN, RIBAPHARM SHOULD BE MANAGED AS A SEPARATE BUSINESS POST BUY-BACK Different management/ talent needs Ribapharm needs a different set of management/talent compared to the specialty pharma business of ICN to realize its full value creation potential Lack of synergies No significant synergies apparent across the business system Ribapharm R&D primarily focused on discovery of novel NCE - lacks the critical formulation/development needs of ICN ICN global commercial organization (currently likely future) unlikely to add significant value to ICN's products Different investment/ return profiles Very different investment/return profiles of the two businesses could lead to sub-optimal resource allocation Long investment periods with high risk/high returns for RNA compared to lower risk/lower return product acquisition- based cash flow for ICN pharma

INITIATIVES TO BE IMPLEMENTED POST BUY-BACK TO MAXIMIZE VALUE CREATION FROM RIBAPHARM (1/2) Organization leadership R&D strategy Key gaps Initiatives/milestones Target completion date Overall business leadership Recruit experienced biopharma executive to lead RNA Build a small, biopharma savvy business development team Bolster legal team with expertise in patents and deals Q1 03 Q1 03 Q1 03 Clinical development Increase overall team size (2-3 people) and bring in more experienced leader Q1 03 Research discovery Bolster biology and medicinal chem expertise Q2 03 Lack of a differentiated discovery approach with clear focus areas Liver and nucleoside expertise not fully leveraged Develop/implement a focused R&D strategy (e.g., pro-drug, broader liver diseases, combo therapies) Q3 03

INITIATIVES TO BE IMPLEMENTED POST BUY-BACK TO MAXIMIZE VALUE CREATION FROM RIBAPHARM (2/2) Product pipeline Key gaps Initiatives/milestones Target completion date Lack of new products between 2003 and 2007 Successfully in-license 1-2 P II/P III candidates Meet key milestone on current clinical candidate Hepavir B (Phase 1) Viramidine (Phase 1) Q4 03 Q1 03 Q2 03 Financials Potential downside risk based on generic scenarios Lack of financial and operational discipline Aggressively explore settlement with Roche Build contingency plans in case of unfavorable outcome with Roche negotiations/lawsuits Q1 03 Q1 03

FRAMEWORK FOR MANAGING RIBAPHARM POST BUYBACK Manage Ribapharm as a separate growth- focused business unit Resource allocation Compete for resources within overall ICN portfolio, but with clear guidelines for funding RNA projects and external deals Ensure appropriate transparency on key resource tradeoff decisions External communication RNA reported out as a separate "biopharma" business unit Same CFO and investor relations at ICN specialty pharma Performance management Establish and manage separate P&L Key metrics should include Progress in quality/quantity of pipeline Operational discipline People development Talent Management Create tailored roles, compensation/incentive packages, and career paths to attract and retain biopharma savvy talent R&D RNA research organization should remain distinct from development group of ICN specialty pharma; could be organized in a number of ways G&A/shared services Share select corporate functions (e.g., CFO, General Counsel) and other administrative services (e.g., accounting, H.R.)